UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

FG NEXUS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

FUNDAMENTAL GLOBAL INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGNX	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGNXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

FG Nexus Inc. formerly known as Fundamental Global Inc. (the “Company”) previously announced that on July 29, 2025 it entered into securities purchase agreement with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Offering”) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 40,000,000 shares (the “Pre-Funded Warrant Shares,”) of the Company’s common stock, par value $.001 per share (the “Common Stock”) at an offering price of $5.00 per Pre-Funded Warrant including the nominal exercise price of $.001 per Pre-Funded Warrant Share (the “PFW Purchase Price”), payable at the option of the Purchaser in cash, Bitcoin, USDC or ETH, the native token of the Ethereum network. If Purchaser elects to pay the PFW Purchase Price in a cryptocurrency, then the amount of such cryptocurrency to be paid shall equal (a) the per PFW Purchase Price, divided by (b) the spot exchange rate for that cryptocurrency (i.e. BTC, ETH or USDC, as applicable) as published by Coinbase.com at 8:00 p.m. (New York City time) on July 25, 2025.

Each of the Pre-Funded Warrants is immediately exercisable, upon the effectiveness of an amendment to the Company’s Articles of Incorporation providing for, another other things, an increase in the amount of authorized shares of Common Stock, for one share of Common Stock at the exercise price of $0.001 per Pre-Funded Warrant Share and may be exercised at any time until all of the Pre-Funded Warrants issued in the Offering are exercised in full. Certain Pre-Funded Warrants were issued with an automatic exercise feature (the “Automatic PFWs”), which will result in the automatic exercise of such Pre-Funded Warrant upon the effectiveness of an amendment to the Company’s amended and restated articles of incorporation providing for, among other things, an increase in the amount of authorized shares of Common Stock (the “Charter Amendment”).

On September 5, 2025, the Charter Amendment was declared effective by the Nevada Secretary of State. Accordingly, when the Charter Amendment was declared effective 34,026,811 Automatic PFWs converted into 34,026,811 shares of Common Stock. As of the filing of this Current Report on Form 8-K, the Company has 35,355,365 shares of Common Stock issued and outstanding.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by a majority of its stockholders by written consent, dated July 23, 2025, the Company filed a certificate of amendment to its amended and restated articles of incorporation with the Nevada Secretary of State on September 5, 2025 to (i) increase the total number of authorized shares of Common Stock from 4,000,000 to 1,000,000,000, (ii) increase the total the number of authorized shares of preferred stock, par value $.001 per share (the “Undesignated Preferred Stock”) from 100,000,000 to 500,000,000, (iii) increase the total the number of authorized shares of 8% cumulative preferred stock, Series A (the “Series A Preferred Stock”) from 1,000,000 to 15,000,000 and (iv) change the name of the Company to “FG Nexus Inc.” (the “Charter Amendment”). The Charter Amendment was declared effective on September 5, 2025.

A copy of the Charter Amendment is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 7.01 Regulation FD

Fundamental Global Inc. (the “Company”) issued a press release on September 5, 2025, announcing the filing of the Charter Amendment and the conversion of the Automatic PFWs into shares of common stock of the Company (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 are “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Certificate of Amendment, dated September 5, 2025, to the Amended and Restated Articles of Incorporation of FG Financial Group, Inc., as filed with the Secretary of State of the State of Nevada
99.1	Press Release Issued by FG Nexus Inc. on September 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG NEXUS INC

Date: September 5, 2025	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer